UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 17, 2006

FIRST SOURCE DATA, INC.

(Exact name of registrant as specified in its charter)

Nevada

333-131621

20-1558589

(State or other jurisdiction

(Commission

   (IRS Employer

   of incorporation)

File Number)

Identification No.)

155 Dalhousie Street, Suite 1111, Toronto, Ontario, Canada

        M5B 2P7

(Address of principal executive offices)

               (Zip Code)

Registrant’s telephone number, including area code   (416) 214-1516

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 17, 2006, we entered into an Independent Contractor Agreement with our Chief Financial Officer, Jueane Thiessen. The term of the agreement commences October 17, 2006 and ends April 30, 2007, unless terminated earlier. The agreement provides that Ms. Thiessen is to perform services as our Chief Financial Officer pursuant to the directives of our Board of Directors, including managing our financial and accounting operations and other duties customarily associated with the role of Chief Financial Officer, for a minimum of 10 hours per week. In consideration for her services, Ms. Thiessen is entitled to receive cash compensation of $1,000 per month or a pro-rated amount for any partial months during which services are performed. This agreement permits early termination by either party upon delivery of 30 days advance written notice. There are no early termination penalties.

The Independent Contractor Agreement between First Source Data, Inc. and Jueane Thiessen is filed as Exhibit 10.1 to this report, incorporated herewith.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 17, 2006, Jueane Thiessen was appointed to our board of directors. The appointment fills a vacant position existing on the board.

On October 17, 2006, the board of directors removed Anoma Alwis as our Chief Financial Officer and principal accounting officer. Mr. Alwis remains a director of First Source Data, Inc.

Upon the removal of Mr. Alwis from this office, our board of directors immediately appointed Ms. Thiessen as our Chief Financial Officer and principal accounting officer. We entered into an Independent Contractor Agreement with Ms. Thiessen on October 17, 2006, which is described in Item 1.01 of this report and filed as Exhibit 10.1, and is incorporated herewith.

Ms. Thiessen has over 13 years of experience performing accounting and financial management services for accounting, property management, and marketing firms. Her recent experience includes serving as the Treasurer of Algorithimics Inc., a Toronto-based enterprise risk management firm, from November, 2000 through May, 2002. From May, 2002 through January, 2003, Ms. Thiessen was Assistant Controller to Mosaic Group Inc., a marketing consulting firm located in Toronto, Canada. Since June, 2004, Ms. Thiessen has also served as the President, Secretary, and Treasurer of Foreground Image Inc., a privately held graphic design and media production company based in Toronto, Canada. Ms. Thiessen became a director of Foreground Image Inc. in November, 2004. Since June, 2004, Ms. Thiessen has served as the President, Secretary, and Treasurer of Portlogic Systems Inc., a Toronto, Canada based company that develops and licenses online interactive community portal software systems. Ms. Thiessen has been a director of Portlogic Systems Inc. since January, 2005.

Ms. Thiessen is also currently the Director of Finance of a Toronto-based marketing consulting firm, FUSE Marketing Group Inc., and has held this position since January, 2003.

We have not entered into any transaction with Ms. Thiessen during the last two years where Ms. Thiessen had a direct or indirect material interest and the amount involved in the transaction or a series of similar transactions exceeded $60,000.

This report may contain forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including: our ability to continue as a going concern, the various interrelationships between our officers and directors which may cause conflicts of interest, amendments to current regulations adversely affecting our business, results of operations and prospects, our ability to raise additional capital, that we do not carry insurance and we may be subject to significant lawsuits which could significantly increase our expenses, and such other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Independent Contractor Agreement between Jueane Thiessen and First Source Data, Inc., dated October 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Source Data, Inc.

(Registrant)

Date: October 23, 2006

/s/ Javed Mawji

 (Signature)

Name: Javed Mawji

Title: Chief Executive Officer